UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 3, 2009
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 3, 2009, Cardiac Science Corporation (the “Company”) announced in a press release that its revenue for the quarter ended June 30, 2009 was $36.1 million.
Item 8.01 Other Events.
     On August 3, 2009, the Company issued a press release announcing that its revenue for the quarter ended June 30, 2009 of $36.1 million was adversely impacted by its decision to hold shipments of its automated external defibrillator (AED) products in accordance with its quality procedures. AED shipments have been withheld since late June to allow the Company to evaluate the quality of certain components. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit 99.1 is deemed filed for purposes of filing this current report on Form 8-K.
99.1	Press release of Cardiac Science Corporation dated August 3, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ MICHAEL K. MATYSIK
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: August 3, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Cardiac Science Corporation dated August 3, 2009.